                                  Exhibit 4(a)
                                  ------------


                 Amended and Restated Stock Purchase Agreement

                 AMENDED AND RESTATED STOCK PURCHASE AGREEMENT


     THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (the "Agreement"), made and entered into as of August 7, 1995, by and between FIRST COMMERCIAL BANCORP, INC., a Delaware corporation (the "Company"), FIRST COMMERCIAL BANK, a California chartered banking corporation wholly-owned by the Company (the "Bank"), JAMES F. DIERBERG, an individual ("Dierberg"), and FIRST BANKS, INC., a Missouri corporation ("First Banks").

                              W I T N E S S E T H

     WHEREAS, the parties to the Agreement entered into a Standby Stock Purchase Agreement dated as of June 30, 1995 and have agreed to amend certain provisions thereof and restate this Agreement;

     WHEREAS, on June 30, 1995, the Bank issued and sold 750,000 shares of Series A Preferred Stock of the Bank, par value $7.00 per share (the "Bank Preferred Stock"), to Dierberg at a purchase price of $2.00 per share in order to provide an immediate capital infusion to the Bank;

     WHEREAS, First Banks desires to purchase shares of Bank common stock, par value $7.00 per share (the "Bank Common Stock") in order to effect the August Infusion, as defined in Section 2(a) of the Agreement;

     WHEREAS, First Banks additionally desires to acquire shares of Common Stock of the Company, par value $0.01 per share (the "Company Common Stock") and to provide the Company with a loan of $5 million secured by certain shares of Bank Common Stock held by the Company;

     WHEREAS, on July 12, 1995, First Banks deposited into an escrow account (the "Escrow Account") at The First National Bank of Boston ("Escrow Agent") a total of $8,500,000 (the "Escrow Funds"), to be used to effectuate the terms of the Agreement;

     WHEREAS, in order for First Banks to effect the August Infusion and to consummate the transactions contemplated by this Agreement, First Banks must seek and obtain appropriate regulatory approvals;

     WHEREAS, First Banks has submitted applications for the requisite regulatory approvals to purchase all of the Bank Preferred Stock from Dierberg and, provided that First Banks

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obtains such regulatory approvals, the Company and the Bank do not object to such transfer by Dierberg;

     WHEREAS, First Banks is aware and acknowledges that (a) the Bank's contributed capital is impaired within the meaning of Section 134(b) of the California Financial Code, (b) the Bank has been ordered by the Superintendent of Banks of the State of California (the "Superintendent") pursuant to Section 662 of the California Financial Code to levy an assessment against the outstanding shares of Bank Common Stock (all of which are held by the Company),
(c) the Bank has not levied the ordered assessment on the shares of Bank Common Stock held by the Company and is in violation of the California law requiring it to assess the shares of Bank Common Stock in order to correct its capital impairment, (d) the Superintendent may issue additional future orders to the Bank requiring the Bank to assess its outstanding shares of Common Stock, (e) the Bank's Articles of Incorporation provide that an assessment to cure a capital impairment may only be imposed on the outstanding shares of Bank Common Stock, and (f) the Bank's Articles of Incorporation do not provide for assessability of Bank preferred stock;

     WHEREAS, the Company anticipates issuing to the holders of its issued and outstanding shares of Company Common Stock, certain transferable rights (the "Rights") to subscribe for and purchase additional shares of Company Common Stock, such transaction generally being referred to herein as the "Rights Offering"; and

     NOW, THEREFORE, for and in consideration of the promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto agree as follows:

     1. BANK OFFERING; PERMITS; RIGHTS OFFERING; REGISTRATION OF COMMON STOCK; STOCKHOLDER APPROVAL AND CONSEQUENCES THEREOF

     (a) (i) The Bank received a permit from the California State Banking Department (the "SBD") dated June 29, 1995 approving the offer and sale of the Bank Preferred Stock to Dierberg (the "Dierberg Sale"), at a purchase price of $2.00 per share, for a total purchase price of $1,500,000. The Dierberg Sale was consummated as of June 30, 1995. The Bank Preferred Stock is subject to purchase by the Company, as more particularly set forth in Section 3(a) hereof.

         (ii) The Bank hereby agrees to file with the SBD an application for a permit approving the offer and sale to First Banks of $3,500,000 in shares of Bank Common Stock at a purchase price equal to the book value thereof per share as of the business day immediately preceding the date of such issuance, as determined in accordance with generally accepted accounting principals ("GAAP"). The permit also shall request approval of any offer and sale to First Banks of an additional $5,000,000 in shares of

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Company Common Stock pursuant to Section 3(c) hereof. The Board of Directors of the Bank has approved an amendment to the Articles of Incorporation of the Bank, which shall be filed with the SBD and upon approval of the SBD shall be filed with the Office of the California Secretary of State ("SOS"), and which increases the number of authorized shares of the Bank Common Stock and of the Bank Preferred Stock (except the Series A Preferred Stock), eliminates the par value of the Bank Common Stock and the Bank Preferred Stock (except the Series A Preferred Stock) and effects certain additional nonmaterial amendments.

          (iii) First Banks filed the appropriate applications to consummate the transactions contemplated by this Agreement, including a change in control of the Company and the Bank, with the Federal Reserve Bank of St. Louis (the "Federal Reserve Bank") on July 24, 1995 and with the SBD on July 28, 1995 (together, the "Applications").

     (b) (i) A Registration Statement No. 33-92928 on Form S-1 (the "Registration Statement") with respect to a proposed Rights Offering has been filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement also covers a proposed exchange offer pursuant to which the Company has allocated shares of Company Common Stock (the "Exchange Shares") for issuance to certain present and former stockholders of the Company who agree to exchange the right to receive accrued and unpaid cash dividends for shares of Company Common Stock (the "Exchange Offering") and an offering of Company Common Stock to the public (the "Public Offering")(the Rights Offering, the Exchange Offering and the Public Offering are collectively referred to herein as the "Offering"). A copy of the Registration Statement, including the preliminary prospectus contained therein (the "Preliminary Prospectus"), has been furnished to Dierberg who has provided it to First Banks, and copies of all subsequent amendments thereto shall be provided to each of Dierberg and First Banks.

          (ii) The Registration Statement has not yet been declared effective by the Commission and the contents thereof are subject to material amendment. The Company and First Banks hereby agree that: (A) the Registration Statement shall be amended to include and register the shares of Company Common Stock to be offered, sold and issued to First Banks and Dierberg as provided for herein;
(B) the terms of the Offering shall be revised to provide that a maximum of $5,000,000 in Company Common Stock shall be offered in the Rights Offering and the Public Offering and that the Public Offering shall not exceed $1 million thereof; (C) the shares of Company Common Stock to be offered and sold pursuant to the Offering shall be offered and sold at the same price First Banks paid for the Company Shares under this Agreement; (D) if the Company shall determine that withdrawal of the Registration Statement is in its best interests and the best interests of its stockholders, any subsequently filed registration statement shall contain terms consistent herewith; (E) the Board of Directors of the Company shall determine, in consultation with First Banks, the

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optimal time for commencement of the Rights Offering, which is anticipated to commence as soon as practicable after the Special Meeting (as defined below) and in any event on or before June 30, 1996; and (F) notwithstanding the above, the Board of Directors of the Company, in consultation with First Banks, shall have the option to determine that the Company shall not conduct the Rights Offering, the Public Offering, the Exchange Offering, or any one or more thereof, and to withdraw the Registration Statement filed with respect thereto or to amend such Registration Statement to withdraw or change any component of the Offering. The Company will provide to Dierberg and First Banks copies of all correspondence to and from the Commission in connection with the Registration Statement and amendments thereto; provided, that, neither Dierberg nor First Banks will distribute or make public in any way the fact of or the information contained in the Registration Statement, the amendments or the correspondence in connection therewith. In the event First Banks and/or Dierberg are stockholders of record of the Company as of the record date for the Rights Offering, neither shall be entitled to subscribe for any shares offered or participate in the Rights Offering in any other manner.

          (iii) In the event that the Bank's tangible capital ratio at October 31, 1995 shall not be equal to or greater than 6.5% and, further, in the event that the Offering has not been concluded prior to December 31, 1995 and the Bank's tangible capital ratio at December 31, 1995 shall not be equal to or greater than 7%, then First Banks shall have the option, upon receipt of all necessary regulatory Approvals (as defined below), to contribute to the Company immediately prior to October 31, 1995 or December 31, 1995, in exchange for the issuance of shares of Company Common Stock, such dollar amount as will increase the Bank's tangible capital ratio to 6.5% or 7%, or more, respectively. The Company will downstream such funds to the Bank. The purchase price of shares of Company Common Stock in the event of such purchase shall be the book value per share of the Company Common Stock as of the business day immediately preceding October 31, 1995 or December 31, 1995, respectively, or $0.10 per share, whichever is greater. In the event the Company is conducting the Offering at that time, First Banks shall contribute such funds to the Bank in exchange for the issuance of shares of Bank Common Stock, which shall be convertible into shares of Company Common Stock at the earlier of the conclusion of the Offering or June 30, 1996 at a rate of $0.10 per share. The Company shall proceed to conduct the Offering, which shall conclude no later than June 30, 1996.

     (c) The Company shall use its reasonable efforts to cause a special meeting of stockholders to be duly called and held as soon as practicably possible after execution hereof (the "Special Meeting"), but in no event after December 31, 1995, unless the parties hereto shall agree to a reasonable period of extension of that date. The Company may present the terms of the Agreement for the approval of its stockholders at the Special Meeting. In addition, the Company will present for the approval of the stockholders proposals to amend the Certificate of Incorporation of

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the Company to effect a reverse stock split and/or to increase the number of authorized shares of the Company and/or, with the prior approval of First Banks, such other proposals as the Board of Directors in its discretion shall determine may be necessary or appropriate to effect the transactions contemplated by the Agreement, as amended. The Company will provide First Banks with a copy of the preliminary proxy statement prepared in connection with the Special Meeting in advance of filing the same with the Commission, which proxy statement shall be substantially consistent with the terms of this Agreement.

     2.   PURCHASE AND DELIVERY OF BANK STOCK

     (a) First Banks hereby agrees to purchase from the Bank, and the Bank agrees to issue to First Banks, immediately following consummation of the transaction contemplated in 2(b) below, $3,500,000 in shares of Bank Common Stock, at a purchase price of the book value thereof per share as of the business day immediately preceding the date of such issuance (the "Purchase Price"), as determined in accordance with GAAP (the "August Infusion"), subject to receipt by First Banks of approval of the Applications and any other required regulatory or other approvals (collectively, the "Approvals"). The shares of Bank Common Stock issuable pursuant to this Section 2(a) (the "Infusion Shares") shall be subject to the terms of an Irrevocable Proxy Agreement entered into with the Company simultaneously with this Agreement (the "Proxy Agreement"), on substantially the terms set forth in Exhibit 2(a) to this Agreement, which is incorporated herein by reference.

     (b) Dierberg hereby agrees to sell to First Banks and First Banks hereby agrees to purchase from Dierberg, the Bank Preferred Stock for a purchase price of $1,500,000, subject to receipt by First Banks of all necessary Approvals. Assuming receipt of such Approvals, the Company and the Bank have no objection to such sale.

     (c) Upon execution of the Agreement, the Company and First Banks shall instruct the Escrow Agent to wire to First Banks' account at the Bank $3,500,000 of the Escrow Funds. Bank agrees, at the direction of First Banks, to invest, pending receipt of the Approvals, such funds solely in an overnight repurchase agreement at First Commercial Bank, which overnight repurchase agreement shall be invested with banks or broker-dealers, fully secured by obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof. Upon receipt of the Approvals, the parties agree to apply immediately the $3,500,000 to the purchase price of the Infusion Shares. In the event any Approval shall be denied or not obtained by August 31, 1995, the $3,500,000 shall be returned to First Banks in accordance with the terms of the Escrow Agreement, as amended, and this Agreement shall terminate immediately unless extended pursuant to Section 5(a) of this Agreement. A copy of the Escrow Agreement, as amended, is set forth as Exhibit 2(c) to this Agreement and incorporated herein by reference.

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     (d)  In connection with the offer and sale of shares pursuant to the August
Infusion, First Banks agrees to execute an appropriate form of Investment Letter of Representation.

     3.  PURCHASE AND DELIVERY OF COMPANY COMMON STOCK

     (a) On the first (1st) business day after approval of the Agreement by the Company's stockholders at the Special Meeting or, if the Board of Directors does not present the Agreement for the approval of the stockholders at the Special Meeting, on the first (1st) business day following the Special Meeting:

          (A) the Company shall: (1) purchase from First Banks or Dierberg, the shares of Bank Preferred Stock held by First Banks or Dierberg and issue in exchange therefor 15,000,000 shares of Company Common Stock, as adjusted in accordance with Section 10 hereof, and (2) purchase from First Banks the Infusion Shares held by First Banks and issue in exchange therefor 35,000,000 shares of Company Common Stock, as adjusted in accordance with Section 10 hereof, (in either case and together, the "Bridge Exchange Shares"); provided, that First Banks and Dierberg (or any approved transferee) shall have obtained any and all Approvals for the issuance to it or him (or such approved transferee), respectively, of the Bridge Exchange Shares; and

          (B) First Banks hereby agrees to lend to the Company from the Escrow Funds remaining in the Escrow, and the Company hereby agrees to borrow from First Banks, pursuant to the terms and conditions set forth in the debenture attached hereto as Exhibit 3(a) (the "Debenture"), $5,000,000, and the Company hereby agrees to execute such Debenture; provided, that the Company shall have received any required regulatory approvals for the execution of said Debenture. Interest shall accrue on the Debenture at a rate of 12% per annum (or such other rate from time to time, if less, which is the maximum lawful rate of interest chargeable under applicable usury laws), but shall be paid only with the requisite regulatory approvals. The Debenture shall be secured by all of the outstanding shares of Bank stock held by the Company on the date of execution of the Debenture, pursuant to the terms of a security agreement attached hereto as a part of Exhibit 3(a) (the "Security Agreement"), which Exhibit is incorporated herein by reference in its entirety. The principal amount of and any accrued but unpaid interest on the Debenture shall be convertible into shares of Company Common Stock for a period of five (5) years commencing at the earlier of the date of the Special Meeting or December 31, 1995 on the basis of $0.10 per share; provided, that First Banks shall have received any required Approvals prior to making any election to convert. On the date of termination of the five-year period, the Debenture shall terminate (the "Debenture Termination Date") and any amount not previously converted automatically shall convert to shares of Common Stock on the basis of $0.10 per share. Interest accrued but unpaid during the term of the Debenture also shall be convertible into Company Common Stock during the term of the Debenture on the same terms as the conversion of principal or,

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if not so converted, automatically shall be so converted at the Debenture
Termination Date. The Company hereby agrees to contribute to the Bank $4,750,000 of the proceeds of the Debenture and to retain $250,000 of the proceeds at the Company.

     (b) In the event that the stockholders of the Company fail to approve the Agreement at the Special Meeting, or in the event that the Special Meeting is not held prior to December 31, 1995, then:

          (i)  Sections 3(a), 3(c) and 4 hereof shall not apply; and

          (ii) The Bank hereby agrees to issue to First Banks and First Banks hereby agrees to purchase from the Bank with the $5,000,000 of Escrow Funds remaining in the Escrow Account a number of shares of Bank Common Stock to be determined by dividing $5,000,000 by the book value of the Bank Common Stock per share on the first business day immediately preceding the date of purchase (the "Additional Bank Shares"); provided, that the Bank and First Banks shall have received all necessary approvals required for the issuance to First Banks of the Additional Bank Shares. The Bank and the Company agree to use their reasonable efforts to effect the purposes of this subsection by amending the Articles of Incorporation of the Bank either to increase the number of authorized shares of common stock of the Bank or to effect a reverse stock split of the Bank common stock in such proportion as shall be necessary to assure the availability of a sufficient number of shares for issuance to First Banks, if possible, to seek and obtain from the SBD approval of such amendment and to file such amendment with the SOS; and

     (c) In addition to the provisions of Section 3(a) and 3(b) hereof, and in the event the stockholders approve the Agreement, the following shall apply:

          (i) The Company shall issue certain special asset appreciation rights (the "Appreciation Rights") to stockholders of the Company of record for the Special Meeting. The Appreciation Rights shall permit such stockholders to receive a certain number of shares of the Company Common Stock (the "Rights Shares"), without payment of any consideration or, at the sole election of the Company, such stockholders may receive cash in accordance with the provisions of this Section 3(c).

          (ii) As of June 30, 1996 (the "First Measurement Date"), such number of Rights Shares shall be issued to stockholders of the Company of record for the Special Meeting as shall be determined pursuant to the following formula:

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          (1)  A - B - (C x D) = F
          (2)  G +(-) H - I = J
          (3)  F + J = K
          (4)  K + L - M = N
          (5)  (N / 0.10) - 0 = P

Where (each as of the First Measurement Date, unless otherwise stated):

     A = Total common stockholders' equity (net of any dividend payments and repurchases of any of the Company's securities including any rights to purchase such securities) reported in the consolidated financial statements of the Company for the period ended as of the First Measurement Date.

     B = Total intangible assets reported in the consolidated financial statements of the Company for the period ended as of the First Measurement Date.

     C = Aggregate purchase price of Bank Common Stock, Bank Preferred Stock and any additional capital invested by First Banks or raised in the Offering in the Bank and the Company as of the First Measurement Date.

     D = 1.00 plus the product of .01 and the number of months or portions thereof that the capital invested by First Banks or Dierberg or raised in the Offering has been held by the Company or the Bank through the First Measurement Date (net of interest charged on the Debenture which has been reflected in the consolidated financial statements of the Company for the period ended as of the First Measurement Date).

     G = Bank reserve for loan losses applicable to loans classified by Bank or the examiners as substandard, doubtful or loss, as of June 30, 1995, calculated at the rates of 15%, 50% and 100%, respectively ("June 30 Classified Loans").

     H = During the First Measurement Period, all recoveries and charge-offs, in whole or in part, of Bank loans included in its portfolio as of June 30, 1995, or charged-off and included in the separate list of Bank loans set forth in Schedule 3(c)(ii) hereto, shall be reflected as increases or decreases to the reserve required as of June 30, 1995.

     I = At the First Measurement Date, the reserve required will be calculated by applying the percentages specified in (G) above for Classified Loans to the total of substandard, doubtful and loss loans reflected on the internal watch list of Bank, including only those loans made prior to the Company Closing.

     J = The excess (if J is a positive number) or deficiency (if J is a negative number) of the required reserve at the First Measurement Date from that at June 30, 1995, after giving effect to subsequent recoveries and charge-offs as described above.

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     L =  $550,000 or in the event that Bank's Campbell, California branch is sold during the First Measurement Period, the actual net sales proceeds of such sale.

     M = The actual or anticipated expenses of legal counsel, independent accountants, investment advisors and other expenses in connection with the Offering which have not been recorded by the Company or the Bank as an expense or charged to capital surplus as of the First Measurement Date.

     O = The number of all issued and outstanding shares of Company Common Stock, excluding shares issued to First Banks or sold in the Offering.

     P = The number of Rights Shares to be distributed. If P is a negative number, no shares will be distributed.

          (iii) Immediately following the First Measurement Date, Management of the Company shall identify all assets owned by the Bank as of the Company Closing and which have been fully charged off as of the First Measurement Date (the "Specified Assets") and shall separately account for such assets (the "Specified Asset Pool"). Thereafter, Net Proceeds, as defined below, shall be determined in order to calculate the number of additional Rights Shares which are issuable or cash payable at the Second and Final Measurement Dates (as defined in this Section 3(c)).

          (iv) The Net Proceeds shall consist of all funds collected by the Bank in connection with the Specified Asset Pool, together with any recovery by the Bank of reserve amounts recorded by the Bank in connection with the "Wildwood Set-Aside Letter", net of all costs of collection and maintenance directly attributable to or arising out of the Specified Asset Pool, including without limitation, legal, consulting, appraisal, taxes and environmental costs or expenses, any and all additional required reserves, the costs associated with personnel directly involved in whole or in part in the collection and maintenance of the Specified Assets, the costs or expenses of litigation, settlement or final judgments paid by the Company or the Bank in connection with the Specified Assets, and also including, without limitation, any costs or expenses of litigation, settlement or final judgment, incurred by the Company or the Bank (not paid or covered by insurance) in connection with damages to a shareholder or shareholders generally, proximately caused by any alleged action or inaction of the Company or the Bank or any present or former directors, officers or employees of the Company or the Bank occurring prior to the date of the Special Meeting.

          (v) The Net Proceeds of the Specified Asset Pool shall be calculated at each of the Second or Final Measurement Dates and, the number of shares which shall be issued or cash paid pursuant to the Appreciation Rights shall be calculated in accordance with the following formula:

          (A/B) - C = D

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

A    =    Aggregate Net Proceeds of the Specified Asset Pool at the Second or
          Final Measurement Date, as the case may be. If the Company exercises its election to cause cash to be paid in lieu of Rights Shares distributed, the aggregate cash distribution shall equal A.

B    =    Company consolidated book value per share as calculated in accordance with GAAP at the Second or Final Measurement Date, as the case may be.

C    =    The number of Rights Shares previously distributed pursuant to this provision.

D    =    The number of Rights Shares to be distributed at the Second or Final
          Measurement Date, as the case may be.

If D is a negative number, no Rights Shares or cash shall be distributed.

          (vi) Net Proceeds shall be calculated as of December 31, 1997 (the "Second Measurement Date"). 66-2/3% of the Net Proceeds as of the Second Measurement Date shall be distributed as soon as practicable thereafter. Subsequently, all remaining Net Proceeds shall be calculated as of October 31, 1998 (the "Final Measurement Date") and distributed as soon as practicable thereafter.

          Notwithstanding anything in this Agreement to the contrary, if at either the Second Measurement Date or the Final Measurement Date there shall have been any claim or cause of action commenced against the Company or the Board of Directors of the Company with respect to any shareholder litigation as described in Subsection (iv), then and in that event, the Company may withhold any reasonable reserve amount it deems necessary and appropriate to cover the expected costs to defend, settle or satisfy such claim or action. No further distributions shall be made with respect to the Specified Asset Pool following the distribution made in connection with the Final Measurement Date. The Company retains the right in its sole discretion to distribute the Net Proceeds in cash in lieu of the issuance of Shares pursuant to the Appreciation Rights.

     4.   NOMINATION OF DIRECTORS

     In consideration of its agreements hereunder, First Banks, upon consummation of the issuance of the Bridge Exchange Shares, immediately shall have the right to nominate three (3) persons to serve as directors of the Company, which nominees the Board of Directors of the Company shall use its reasonable efforts to elect to the Board of Directors as of the first Company Board of Directors meeting following such purchase. In addition, the Company shall use its reasonable efforts to cause two (2) of the current directors of the Company to continue to serve at least through June 30, 1996 as members of the Board of Directors of the Company. The Board of Directors of the Company shall use its reasonable efforts to present all of the above nominations to the

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Company's stockholders in connection with the annual meeting of stockholders of the Company as part of the management slate of nominees. In addition, upon First Banks' purchase of Bank Common Stock pursuant to the August Infusion, the Company shall cause three (3) persons designated by First Banks to be nominated to the Board of Directors of the Bank, and the Board of Directors of the Bank shall use its reasonable efforts to elect such nominees to the Board of Directors of the Bank, as of the first Bank board meeting after the August Infusion. Notwithstanding any of the foregoing, if a new nominee as a director of the Company or the Bank generally shall be required pursuant to statute, regulation or order of a regulatory authority to obtain prior approval to serve as a director of the Company or the Bank, each person nominated by First Banks not previously so approved shall obtain the approval of the Federal Reserve Bank of San Francisco, the Federal Deposit Insurance Corporation ("FDIC") and/or the SBD, or any other required regulatory approvals, before such person may assume the position of a director of the Company or the Bank.

     5.   THE BANK CLOSING; THE COMPANY CLOSING

     (a) The closing of the sale to First Banks of the Bank Common Stock pursuant to the August Infusion, including the delivery of payment for the shares, shall occur no later than 2 p.m. California time on the first business day after the receipt of all Approvals, but not later than August 31, 1995 (the "August Infusion Closing Date") at the executive offices of the Bank, except as such date may be extended upon the mutual agreement of the parties hereto in the event First Banks has not received all required Approvals and such Approvals will be obtained within a reasonable period; provided, however, that this Agreement will terminate immediately if any party hereto does not agree to such an extension.

     (b) Promptly following the Special Meeting:

          (i) If the stockholders of the Company approved the Agreement, as amended, or if such approval is not obtained because the Board of Directors determines that the Company was not required to present the Agreement for the approval of the stockholders at the Special Meeting, pursuant to Section 3(a) hereof, the delivery of and payment for the Bridge Exchange Shares, the issuance of the Debenture and the execution of the Security Agreement shall take place at the executive offices of the Company at 2 p.m., California time, on a date promptly after all Approvals have been obtained (such time and date being referred to as the "Company Closing Date" and the consummation of the transaction being referred to as the "Company Closing"); provided, however, that the Company Closing Date shall occur no later than December 31, 1995; and provided further, however, that the Company Closing Date may be extended upon the mutual consent of the Company and First Banks in the event First Banks has not received all required Approvals and such Approvals will be obtained within a reasonable period; and provided further, that if any party hereto does not agree to such an extension, this Agreement will terminate immediately.

          (ii) If the stockholders of the Company fail to approve the Agreement, as amended, or if the Special Meeting is not held by December 31, 1995, the delivery of and payment for the Additional Bank Shares shall take place at the executive offices of the Bank at 2 p.m., California time, on a date promptly after all required Approvals have been obtained (such time and date being referred to as the "Second Bank Closing Date" and the consummation of the transaction being referred to as the "Second Bank Closing"); provided, however, that the Second Bank Closing Date shall occur no later than December 31, 1995; and provided further, however, that the Second Bank Closing Date may be extended upon the mutual consent of the Company, the Bank and First Banks in the event First Banks has not received all required Approvals and such Approvals will be obtained within a reasonable period; and provided further, that if any party hereto does not agree to such an extension, this Agreement will terminate immediately.

     6.   DELIVERY OF CERTIFICATES

     (a) Subject to receipt of the necessary Approvals therefor and compliance with all applicable securities laws, upon due presentment to the Bank by Dierberg of the certificate(s) representing the shares of Bank Preferred Stock registered in Dierberg's name on the books of the Bank, together with a request for a transfer to First Banks of some or all of said shares of Bank Preferred Stock, the Bank shall effect the transfer to First Banks of said shares of Bank Preferred Stock by registering First Banks as, or causing the Bank's transfer agent to register First Banks as, the record holder thereof as of the date of such presentment and shall issue to First Banks a certificate representing the shares of Bank Preferred Stock then held by First Banks.

     (b) At the August Infusion Closing, one or more certificates representing the Infusion Shares, registered in the name of First Banks, shall be delivered by or on behalf of the Bank to First Banks, against delivery by First Banks of the purchase price of $3,500,000 from First Banks' repurchase agreement being held at the Bank, as described in Section 2(c) of this Agreement. The certificate representing the Infusion Shares shall contain such restrictive legends as the SBD may require in its permit authorizing the sale thereof and shall contain a legend noting the restrictions of the Proxy Agreement.

     (c) At the Company Closing, the Bridge Exchange Shares to be acquired by First Banks hereunder, registered in the name of First Banks, shall be delivered by or on behalf of the Company to First Banks for First Banks' account, against delivery by First Banks of the Bank Common Stock and delivery by First Banks or Dierberg of the Bank Preferred Stock. The certificate(s) representing the shares of Company Common Stock shall contain such legends deemed necessary by counsel to the Company, including any legends with respect to the affiliate status, if any, of First Banks and the issuance of the Company Shares in a private offering.

     (d) At the Second Bank Closing, one or more certificates representing the Additional Bank Shares to be purchased by First Banks, registered in the name of First Banks, shall be delivered by or on behalf of the Bank to First Banks, against delivery by First Banks of the full purchase price therefor from the Escrow Funds in next day funds in the form of one or more certified or official bank checks or a wire transfer to an account designated by the Bank. The certificate representing the shares of Bank Common Stock shall contain such restrictive legends as the SBD may require in its permit authorizing the sale thereof.

     7.   REPRESENTATIONS AND WARRANTIES

     (a) The Bank hereby represents and warrants to Dierberg and First Banks as follows:

          (i) The Bank is duly chartered and is an existing corporation in good standing under the laws of the State of California with corporate power and corporate authority to perform its obligations under this Agreement, to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

          (ii) The execution, delivery and performance of this Agreement by the Bank and the consummation by the Bank of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Bank; and this Agreement, when duly executed and delivered by Dierberg, the Company and First Banks will constitute a valid and legally binding instrument of the Bank enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

          (iii) The Bank Preferred Stock has been duly authorized by the Bank and as issued and delivered by the Bank against payment therefor as contemplated hereby, are validly issued and, notwithstanding their issuance at a price below par value, fully paid and, as preferred stock, nonassessable.

          (iv) As of the date hereof, the authorized number of shares of Bank Common Stock is 4,200,000. As of the date hereof, the authorized number of shares of Bank Preferred Stock is 4,200,000, par value $7.00 per share, and Series A of the Bank's Preferred Stock comprises 750,000 shares thereof. As of the date of this Agreement, there were issued and outstanding 1,242,000 shares of Bank Common Stock, all of which are held by the Company, 750,000 shares of Bank Preferred Stock, all of which are held by Dierberg. All of the issued and outstanding shares of Bank Common Stock are duly and validly issued, outstanding and are fully paid. None of the outstanding shares of Bank Common Stock have been issued in violation of any preemptive rights of the current or past stockholders of Bank.

          (v) Except as contemplated by this Agreement, there are no shares of capital stock or other equity securities of the Bank issued or outstanding and there are no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the Bank or contracts, commitments, understandings or arrangements by which the Bank is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

          (vi) The execution and delivery of this Agreement by the Bank, the consummation by the Bank of the transactions herein contemplated and the compliance by the Bank with the terms hereof do not and will not violate the Articles of Incorporation or Bylaws of the Bank, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of its properties or assets are subject, with such exceptions as would not have a material adverse effect on the financial condition of the Bank or any applicable statute, regulation or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its properties or assets; and, to the Bank's reasonable knowledge, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by the Bank of this Agreement or the issue of the Bank Common Stock to First Banks or the consummation by the Bank of the other transactions contemplated by this Agreement, except such as have been, or prior to the August Infusion Closing Date and the Second Bank Closing Date will have been, obtained from the Federal Reserve Bank of San Francisco, the SBD and/or the FDIC.

          (vii) The Bank Preferred Stock, as well as the shares of Bank Common Stock which may be issued at the Second Bank Closing and at the August Infusion Closing, are exempt from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 3(a)(2) thereof.

          (viii) The shares of Bank Common Stock which may be issued at the Second Bank Closing and the August Infusion Closing will be duly authorized by the Bank and when issued and delivered by the Bank against payment therefor as contemplated hereby, will be validly issued, outstanding and, notwithstanding their issuance at a price below par value, if applicable, fully paid.

          (ix) No anti-takeover provision or plan exists with respect to the Bank.

     (b) The Company hereby represents and warrants to Dierberg and First Banks as follows:

          (i) The Company is a "bank holding company" within the meaning of the Bank Holding Company Act of 1956 and has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with corporate power and corporate authority to perform its obligations under this Agreement, to own all of its properties and assets, to incur all of its liabilities and to carry on its business as now being conducted, except as set forth in Schedule 7(b)(i).

          (ii) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Board of Directors of the Company; and this Agreement, when duly executed and delivered by First Banks, Dierberg and the Bank, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

          (iii) The Company Shares, when issued and delivered by the Company against payment therefor as contemplated hereby, will have been duly authorized by the Company and will be validly issued, outstanding, fully paid and nonassessable.

          (iv) As of the date hereof, the authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. The aggregate number of shares of the Company's Common Stock issued and outstanding as of the date of this Agreement is 4,675,110, all of which are validly issued, fully paid and nonassessable, and no shares of preferred stock are issued and outstanding. None of the outstanding shares of Company Common Stock have been issued in violation of any preemptive rights of the current or past stockholders of the Company. As of the date hereof, the Company currently has outstanding employee stock options to purchase 149,800 shares of Company Common Stock and director options to purchase 70,000 shares of Company Common Stock. As of the date hereof, the Company had reserved 778,000 shares for issuance pursuant to employee stock options and 250,000 shares for issuance pursuant to director stock options. The vesting of stock options granted by the Company is not accelerated nor is the exercise price reduced as a result of the transactions contemplated hereby. The Company has a Stockholders' Rights Plan ("Rights Plan") outstanding which gives each common stock holder a Unit Purchase Right entitling such holder to purchase from the Company, in the event of certain takeover attempts of the Company, a unit consisting of one-hundredth of a share of Series A Participating Preferred Stock. The Board of Directors of the Company will amend the Rights Plan subject to receipt of written approval of the

Rights Agent (as defined in the Rights Plan) to exclude the transactions contemplated by this Agreement from constituting a takeover attempt which would trigger the Rights Plan.

          (v) Under the Rights Plan as amended, it is intended that the transactions contemplated by this Agreement shall not constitute a "Trigger Event" and no shareholder "Unit Purchase Right" (as such terms are defined in the Rights Plan) will occur, as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The transactions contemplated hereby and the super-majority shareholder vote requirement set forth in Article 8 of the Company's certificate of incorporation, as amended, shall not apply to this transaction. However, if and to the extent the Company may determine that it is necessary and appropriate for the Company to exercise its right of redemption under the Rights Plan or settle any disputes with respect to such a "redemption" and, if at such time the Company's Board of Directors determines in good faith that payment or such settlement of such "redemption" would violate any outstanding regulatory agreements or orders, is otherwise not permitted by its regulatory authorities, or that it would be imprudent to expend Company funds or other consideration therefore, then and in that event, First Banks shall have the right, at its sole election, to arrange for the payment of such "redemption" and the Company shall issue shares of Company Common Stock, on the basis of $0.10 per share, in an aggregate amount equal to the cost and expense of the "redemption" paid by First Banks.

          (vi) Except as set forth in subsections (iv) and (v) hereof and except as provided by this Agreement (including, but not limited to, distributions to stockholders pursuant to the Offering and upon or after the Measurement Date), there are no shares of capital stock or other equity securities of the Company issued or outstanding and there are no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the Company or contracts, commitments, understandings or arrangements by which the Company is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

          (vii) The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated and the compliance by the Company with the terms hereof do not and will not violate the Certificate of Incorporation or Bylaws of the Company, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties or assets are subject, with such exceptions as would not have a material adverse effect on the financial condition of the Company on a consolidated basis or any applicable statute, regulation or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and, to the Company's reasonable knowledge, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, the issue of the Bridge Exchange Shares or the consummation by the Company of the other transactions contemplated by this Agreement, except such as have been, or prior to the Company Closing will have been, obtained under the Securities Act of 1933, as amended (the "Securities Act"), the "blue sky" laws of applicable states and/or from the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of San Francisco and/or the FDIC.

     (c) The Company with respect to itself and the Bank with respect to itself hereby further represent and warrant to First Banks as follows:

          (i) Each of the Company's and the Bank's Board of Directors have, by all appropriate action, approved this Agreement and authorized the execution hereof and thereof on its behalf by its duly authorized officers and the performance by the Company and the Bank of their respective obligations hereunder and thereunder, subject, in the case of obligations contemplated hereby to be satisfied after the approvals of the transaction contemplated by this Agreement by the Company's stockholders and applicable regulatory authorities, to receipt of such approvals.

          (ii) Except as set forth in Schedule 7(c)(ii) hereto, nothing in the Certificate of Incorporation or Bylaws of the Company or the Articles of Incorporation or Bylaws of the Bank, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which they are bound or subject would prohibit or inhibit the Company or the Bank from consummating this Agreement on the terms and conditions herein contained. To their reasonable knowledge, the Company and Bank are neither in default under nor in violation of any provision of their articles or certificates of incorporation, bylaws or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to the Company or the Bank taken as a whole, except as set forth in Schedule 7(c)(ii) hereto.

          (iii) Bank is the sole subsidiary of the Company. Neither the Company nor the Bank is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

          (iv) Except as set forth in Schedule 7(c)(iv) hereto, there is no litigation, claim or other proceeding pending or, to the reasonable knowledge of the Company, threatened, against the

Company or the Bank, or of which the property of the Company or the Bank is or would be subject.

          (v) Except as set forth in Schedule 7(c)(v) hereto, neither the Company nor the Bank is a party to or bound by any written contract for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent or consultant which, by its terms, is not terminable by the Company or the Bank on thirty (30) days written notice or less without the payment of any amount by reason of such termination. A true, accurate and complete copy of each written agreement disclosed in Schedule 7(c)(v) is attached thereto.

          (vi) (A) Neither the Company nor the Bank has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of the Company or the Bank and to the reasonable knowledge of the Company there is no present effort nor existing proposal to attempt to unionize any group of employees of the Company or the Bank.

          (B) Except as set forth in Schedule 7(c)(vi) hereto, (i) to their reasonable knowledge, the Company and the Bank are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and, to their reasonable knowledge, neither the Company nor the Bank is engaged in any unfair labor practice; (ii) there is no material unfair labor practice complaint against the Company or the Bank pending or, to the reasonable knowledge of the Company or the Bank, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or work stoppage actually pending or, to the reasonable knowledge of the Company and the Bank, threatened against the Company or the Bank; and (iv) neither the Company nor the Bank has experienced any material work stoppage during the past five years.

          (C) Except as set forth in Schedule 7(c)(vi) hereto, to their reasonable knowledge, neither the Company nor the Bank maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("E.R.I.S.A."), or any non-qualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees of the Company or the Bank (the "Employee Plans"). To the reasonable knowledge of the Company, no present or former employee of the Company or the Bank has been charged with breaching nor has breached a fiduciary duty under any of the Employee Plans. Neither the Company nor the Bank participates in, nor has it in the past five years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of E.R.I.S.A.).

Except as set forth in Schedule 7(c)(vi) hereto, neither the Company nor the Bank maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees of the Company or the Bank.

          (D) To the Company's and the Bank's reasonable knowledge, all liabilities of the Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no Employee Plan, at the end of any plan year, or at December 31, 1994, had or has had an accumulated funding deficiency. All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course. To the reasonable knowledge of the Company, no claim is pending or threatened with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which the Company or the Bank would be liable after December 31, 1994, except as is reflected on the Company's financial statements. To the Company's reasonable knowledge, after December 31, 1994, the Company and its subsidiaries have no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of E.R.I.S.A. with respect to any Employee Plan. To the Company's reasonable knowledge, all Employee Plans have been operated, administered and maintained materially in accordance with the terms thereof and in material compliance with the requirements of all applicable laws, including, without limitation, E.R.I.S.A.

          (vii) Except as set forth in Schedule 7(c)(vii), with respect to all real estate owned by the Company and Bank, other than Other Real Estate Owned ("OREO"), as such real estate is internally classified on the books of the Company and the Bank, the Company and the Bank have marketable title, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the Company financial statements and easements, rights-of-way, and other restrictions which are not material) to all of their real properties. Except as set forth in
Schedule 7(c)(vii), with respect to OREO, the Company and the Bank have such title thereto as is stated in the respective policy of title insurance thereon, a copy of each of which such policies has been made available to First Banks. All leasehold interests for real property and any material personal property used by the Company and the Bank in their businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms. To the Company's and the Bank's reasonable knowledge, all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the reasonable knowledge of the Company and the Bank, threatened with respect to such properties. The Company and the Bank have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by the Company or the Bank in its business, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially adversely interfere with the use of such property. Except as set forth in Schedule 7(c)(vii), all material insurable properties owned or held by the Company and the Bank are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance.

          (viii) (A) As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations currently in effect in all jurisdictions in which the Company and its subsidiaries conduct business or own, lease or operate property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act and the Federal Occupational Safety and Health Act.

          (B) Except as set forth in Schedule 7(c)(viii) hereto, to the actual knowledge of the Company and the Bank, neither the conduct nor operation of the Company or the Bank nor any condition of any property presently owned, leased or operated by any of them on their own behalf or in a fiduciary capacity violates Environmental Laws in any respect material to the business of the Company and the Bank taken as a whole and, to the actual knowledge of the Company and the Bank, no condition or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of the Company and the Bank taken as a whole of Environmental Laws or obligate the Company or the Bank to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to the Company and the Bank taken as a whole. Except as set forth in Schedule 7(c)(viii) hereto, neither the Company nor the Bank has received any written notice from any person or entity that the Company or the Bank or the operation or condition of any property ever or presently owned, leased or operated by any of them on their own behalf or in a fiduciary capacity are in violation of any Environmental Laws currently in effect or that the Company or the Bank are responsible for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

          (ix) Except for fees payable to Carpenter & Company by the Company, and except as may be incurred by the Company in connection with the Offering, there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by the Company or the Bank.

          (x) Except with respect to information concerning First Banks and/or Dierberg supplied to the Company by First Banks and/or Dierberg, the Proxy Statement (to be prepared and filed in connection with the Special Meeting) and the Registration Statement and Prospectus (with respect to the Offering) and any other documents to be filed by the Company with the Commission or any banking or other regulatory authority in connection with the transactions contemplated hereby, will not, at the respective times such documents are filed, and, in the case of the Proxy Statement and Prospectus, when first mailed to the stockholders of the Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement and Prospectus or any amendment thereof or supplement thereto, at the time of the Special Meeting or effective date of the offering, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated in order to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Special Meeting. All documents that the Company is responsible for filing with the Commission or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law currently in effect and the applicable rules and regulations thereunder.

          (xi) Except as set forth in Schedule 7(c)(xi) hereto (and with a true and correct copy of the document or other item in question made available to First Banks for inspection), neither the Company nor the Bank is a party or subject to any of the following (whether written or oral):

          (A) any agreement, indenture or other instrument not reflected in the Company's financial statements relating to the borrowing of money by the Company or the Bank or the guarantee by the Company or the Bank of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by the Company or the Bank, such as deposits, Fed Funds borrowings and repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $10,000;

          (B) any contract containing covenants which limit the ability of the Company or the Bank to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, the Company or the Bank may carry on its business (other than as may be required by law or any applicable regulatory authority); or

          (C) any real or personal property lease (excepting therefrom lease of current branch facilities and administrative office space) with annual rental payments aggregating $25,000 or more.

     (d) Dierberg hereby represents and warrants to the Bank and Company as follows:

          (i) As of the date of this Agreement and immediately prior to its execution, Dierberg beneficially owns no shares of Company Common Stock.

          (ii) Dierberg is entitled to receive no Exchange Shares in the Exchange Offering.

          (iii) The execution, delivery and performance of this Agreement by Dierberg, and the consummation by Dierberg of the transactions contemplated hereby have been duly authorized by all necessary action of Dierberg; and this Agreement, when duly executed and delivered by Dierberg, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (iv) To Dierberg's reasonable knowledge, no state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required for Dierberg to enter into this Agreement or otherwise purchase the Bank Preferred Stock, except those that have been obtained or performed and those which the failure to obtain or perform will not impair their respective abilities to perform their obligations under this Agreement.

          (v) The execution and delivery of this Agreement, the consummation by Dierberg of the transactions herein contemplated and the compliance by Dierberg with the terms hereof do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Dierberg is a party or by which his properties or assets are bound, with such exceptions as would not prevent Dierberg from performing his obligations hereunder, or any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Dierberg or any of his properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by Dierberg of this Agreement or the consummation by Dierberg of the transactions contemplated by this Agreement, except as set forth in (v) above.

          (vi) Dierberg is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. Dierberg has received and reviewed the Preliminary Prospectus included in the Registration Statement, and (A) except as set forth in this Agreement and in the Preliminary Prospectus, no representations or warranties have been made to Dierberg by the Company or the Bank, any of their respective officers, directors or any agent, employee or affiliate of any of them and (B) in entering into this Agreement, Dierberg is not relying upon any information other than information contained in this Agreement and in the Preliminary Prospectus.

          (vii) Information concerning Dierberg and his family, family trusts, corporate holdings and related or affiliated entities owned or controlled by him or them, supplied to the Company by Dierberg in connection with the preparation by the Company of the Proxy Statement (to be prepared and filed in connection with the Special Meeting) and the Registration Statement and Prospectus (with respect to the Offering) and any other documents to be filed by the Company with the Commission or any banking or other regulatory authority in connection with the transactions contemplated hereby, will not, at the respective times such documents are filed, and, in the case of the Proxy Statement and Prospectus, when first mailed to the stockholders of the Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement and Prospectus or any amendment thereof or supplement thereto, at the time of the Special Meeting or effective date of the offering, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated in order to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Special Meeting.

     (e) First Banks hereby represents and warrants to the Bank and Company as follows:

          (i) As of the date of this Agreement and immediately prior to its execution, First Banks beneficially owns no shares of Company Common Stock.

          (ii) First Banks is entitled to receive no Exchange Shares in the Exchange Offering.

          (iii) First Banks is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Missouri, with corporate power and authority to perform its obligations under this Agreement, to own all of its properties and assets, to incur all of its liabilities and to carry on its business as now being conducted. First Banks is a "bank holding company" within the meaning of the Bank Holding Company Act of 1956.

          (iv) The execution, delivery and performance of this Agreement by First Banks and the consummation by First Banks of the transactions contemplated hereby have been duly authorized by all necessary action of First Banks; and this Agreement, when duly executed and delivered by First Banks, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (v) First Banks is not insolvent and has sufficient cash funds on hand (including funds under management) or available credit arrangements to purchase the Company Shares and the shares of Bank Common Stock on the terms and conditions contained in this Agreement, has placed such funds in the Escrow Account, along with instructions authorizing the investment of such funds in accordance with Section 2(b) hereof, and release of such funds to the Company on the Company Closing Date or to the Bank on the Second Bank Closing Date, as applicable. First Banks has simultaneously with the execution and delivery of this Agreement or prior thereto provided the Company and the Bank with evidence or substantiated that First Banks has the financial means to satisfy its financial obligations under this Agreement and the foregoing evidence and substantiation is a true and accurate representation of such means.

          (vi) First Banks is an "accredited investor" within the meaning of Rule 501(a) and/or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act. First Banks has received or reviewed all information with respect to the Company and the Bank which it deems reasonably necessary in connection with making its investment decision.

          (vii) To First Banks' reasonable knowledge, no state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required for First Banks to enter into this Agreement or otherwise purchase the Company Shares, except the prior approval of the Federal Reserve Bank and the SBD.

          (viii) The execution and delivery of this Agreement, the consummation by First Banks of the transactions herein contemplated and the compliance by First Banks with the terms hereof do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Certificate or Articles of Incorporation, as the case may be, or Bylaws of First Banks or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which First Banks is a party or by which any of First Banks' properties or assets are bound, with such exceptions as would not have a material adverse effect on the financial condition of First Banks, or any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over First Banks or any of First Banks' properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by First Banks of this Agreement or the consummation by First Banks of the transactions contemplated by this Agreement, except as set forth in (vii) above.

          (ix) First Banks has not entered into any contracts, arrangements, understandings or relationships (legal or otherwise) with any other unaffiliated person or persons with respect to any securities of the Company or the Bank, including but not limited to transfer or voting of any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies; and First Banks does not own any securities of the Company which are pledged or otherwise subject to a contingency the occurrence of which would give another person voting power or investment power over such securities.

          (x) First Banks has received and reviewed the Preliminary Prospectus included in the Registration Statement, and except as set forth in this Agreement and in the Preliminary Prospectus, no representations or warranties have been made to First Banks by the Company, any of its officers, directors or any agent, employee or affiliate of any of them.

          (xi) Information with respect to First Banks, its subsidiaries, corporate holdings and related or affiliated entities owned or controlled by it, supplied to the Company by First Banks in connection with the preparation by the Company of the Proxy Statement (to be prepared and filed in connection with the Special Meeting) and the Registration Statement and Prospectus (with respect to the Offering) and any other documents to be filed by the Company with the Commission or any banking or other regulatory authority in connection with the transactions contemplated hereby, will not, at the respective times such documents are filed, and, in the case of the Proxy Statement and Prospectus, when first mailed to the stockholders of the Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement and Prospectus or any amendment thereof or supplement thereto, at the time of the Special Meeting or effective date of the offering, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated in order to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Special Meeting.

          (xii) With respect to the indemnification of officers and directors and officers' and directors' insurance, First Banks agrees as follows:

          (A) First Banks shall ensure that all rights to indemnification and all limitations of liability existing in favor of any person who was, as of January 1, 1995, or who becomes prior to the Company Closing Date, a director or officer of the Company or the Bank (the "Indemnified Parties"), in the Company's and the Bank's respective charter and bylaws or applicable law as currently in effect, as applicable in the particular case and as in effect on the date hereof, shall, with respect to claims arising from facts or events that occurred before the Company Closing Date, survive the Company Closing and shall continue in full force and effect. Nothing contained in this Section 7(e)(xii)(A) shall be deemed to preclude the liquidation, consolidation or merger of the Company or the Bank, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue as contractual rights notwithstanding any such liquidation or consolidation or merger; provided, however, that in the event of liquidation or sale of substantially all of the assets of the Company or the Bank, First Banks shall guarantee, to the extent of its pro rata portion of the net asset value of the Company or the Bank, as applicable, after the Measurement Settlement Date, after completion of the Offering and after the issuance of any Rights Shares, the indemnification obligations of the Company or the Bank to the extent of the above mentioned indemnification obligations of the Company and the Bank described above. Notwithstanding anything to the contrary contained in this Section 7(e)(xii), nothing contained herein shall require First Banks to ensure that any person who was a director or officer of the Company or the Bank is indemnified to a greater extent than the Company or the Bank is, as of the Company Closing Date, required to indemnify any such person;

          (B) any Indemnified Party wishing to claim indemnification under
Section 7(e)(xii), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify First Banks thereof, but the failure to so notify shall not relieve First Banks of any liability it may have to such Indemnified Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Company Closing Date, (i) First Banks shall have the right to assume the defense thereof and First Banks shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if First Banks elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between First Banks and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and First Banks shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that First Banks shall be obligated pursuant to this subparagraph (B) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest and (ii) the Indemnified Parties shall cooperate in the defense of any such matter;

          (C) for a period of three years after the Company Closing Date, First Banks shall use all reasonable efforts to cause to be maintained in effect the current directors' and officers' liability insurance maintained by the Company or the Bank (provided that First Banks may substitute therefor insurance of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous) with respect to claims arising from facts or events which occurred before the Company Closing Date; provided, however, that in no event shall First Banks be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 7(e)(xii), an aggregate amount in excess of 150% of the amount of the annual premium paid as of the date hereof by the Company or the Bank for such insurance (the "Maximum Amount"), and provided further, that, prior to the Company Closing Date, the Company and the Bank shall notify the appropriate directors' and officers' liability insurers of the Company Closing and of all pending or threatened claims, actions, suits, proceedings or investigations, if any, asserted or claimed against any Indemnified Party, or circumstances likely to give rise thereto, in accordance with terms and conditions of the applicable policies. If the amount of the premiums necessary to maintain or procure such insurance coverage would exceed the Maximum Amount, First Banks shall use reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for the Maximum Amount;

          (D) if First Banks or any of its successors or assigns (a) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (b) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of First Banks shall assume the obligations set forth in this Section 7(e)(xii);

          (E) the provisions of this Section 7(e)(xii) are intended to be for the benefit or , and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     (f) Dierberg with respect to himself and First Banks with respect to itself hereby further represent and warrant to the Company and the Bank as follows:

          (i) Each of Dierberg, individually, and First Banks' Board of Directors have, by all appropriate action, approved this Agreement and authorized the execution hereof and thereof on his and its behalf by him and by its duly authorized officers, and the performance by Dierberg and First Banks of their respective obligations hereunder and thereunder, subject, in the case of obligations contemplated hereby to be satisfied after the Approvals of the transactions contemplated by this Agreement, to receipt of such approvals.

          (ii) Except as set forth in Schedule 7(f)(ii) hereto, nothing in the Certificate of Incorporation or Bylaws of First Banks, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which Dierberg and/or First Banks are bound or subject would prohibit or inhibit Dierberg or First Banks from consummating this Agreement on the terms and conditions herein contained. To their reasonable knowledge, Dierberg and First Banks are neither in default under nor in violation of any provisions of, as to First Banks, its articles or certificate of incorporation, bylaws or, as to Dierberg and First Banks, any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to Dierberg's or First Banks' performance of this Agreement in accordance with its terms.

     8.   COVENANTS OF THE PARTIES

     (a) Except as contemplated by this Agreement, except pursuant to the terms of the Offering, except as proposed to be presented to the stockholders of the Company at the Special Meeting and except as otherwise disclosed herein or in the Schedules hereto, neither the Company nor Bank shall declare or pay any dividend or make any other distribution to stockholders, whether in cash, stock or other property, after the date of this Agreement.

     (b) Except as contemplated by this Agreement, except pursuant to the terms of the Offering, except as proposed to be presented to the stockholders of the Company at the Special Meeting and except as otherwise disclosed herein or in the Schedules hereto, from the date hereof and through the Company Closing Date or the Second Bank Closing Date, the Company shall, and shall cause Bank to, continue to carry on its business and the discharge or incurrence of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, neither the Company nor Bank shall, without the prior consent of First Banks:

          (i) issue any stock or other capital stock or any options, warrants, or other rights to subscribe for or purchase stock or any other capital stock or any securities convertible into or exchangeable for any capital stock (except for the issuance of stock pursuant to the exercise of the Company Stock Options, to purchase the same which are outstanding on the date of this Agreement to the extent of the exercise thereof after the date hereof); or

          (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock of the Company or Bank; or

          (iii) except for a reverse stock split by the Company and/or the Bank, effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize; or

          (iv) change its certificate or articles of incorporation, as the case may be, or bylaws; or

          (v) grant any increase in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees, other than in the normal course of business; or

          (vi) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others (for the purpose hereof, it is understood and agreed that the incurrence of obligations under repurchase agreements shall be considered as transactions in the ordinary course of business); or

          (vii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amounts in excess of Five Hundred Thousand Dollars ($500,000) or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than Five Hundred Thousand Dollars ($500,000) (excluding for this purpose any accrued interest or overdrafts), without the prior written consent of First Banks, acting through Donald W. Williams or such other designee as First Banks may give notice of to the Company; or

          (viii) purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than five years, any asset-backed securities other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation having an expected average life to maturity of greater than five years or any interest only, principal only, residual or stripped securities, other than in the ordinary course of business; or

          (ix) enter into any agreement, contract or commitment out of the ordinary course of business or having a term in excess of three (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

          (x) except in the ordinary course of business (which includes pledges of securities in connection with public funds deposits and pledges of securities to dealers and/or the Federal Home Loan Bank of San Francisco), place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

          (xi) cancel or accelerate (A) any indebtedness owing to the Company or Bank which would cause a loss to the Company or the

Bank of more than $100,000, or (B) except in the ordinary course of business, any claims which the Company or Bank may possess or (C) or waive any material rights of substantial value; or

          (xii) except in the ordinary course of business, sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property other than (A) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to the Company and the Bank or (B) those assets which the Board of Directors of the Bank or the Company may determine is necessary and appropriate to sell in order to meet regulatory capital requirements and for the safe and sound operation of the Bank; provided, however, that if Bank determines to sell one or more branch facilities as part of its determination pursuant to clause (B) immediately above, the Company and the Bank agree that First Banks shall have a right of first refusal to purchase said branch(es) at the price and terms which are the same as the best third party offer the Bank has obtained, exercisable by First Banks within 30 days of notice from the Bank; or

          (xiii) purchase, foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that the Company and its subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain any such waste materials or otherwise might be contaminated; or

          (xiv) knowingly commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on the Company's and the Bank's business, financial condition, or earnings, taken as a whole; or

          (xv) knowingly violate any law, statute, rule, governmental regulation, or order, which violation might have a material adverse effect on the Company's and its subsidiaries' business, financial condition, or earnings; or

          (xvi) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of Fifty Thousand Dollars ($50,000).

     (c) The Company and the Bank shall not, without the prior written consent of First Banks, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of the Company and the Bank contained in Section 7 hereof, if such representations and warranties were given as of the date of such transaction or action.

     (d) The Company and the Bank shall promptly notify First Banks, making reference to this section, of the occurrence of any matter or event known to and directly involving the Company or Bank, which would not include any changes in conditions that affect the banking industry generally in the markets in which the Company and the Bank operate, that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of the Company and the Bank taken as a whole.

     (e) The Company and the Bank shall promptly advise First Banks of their respective receipt of any proposal (or inquiry concerning any possible such proposal) regarding an acquisition of all or any substantial portion of the business, assets or stock of the Company or Bank and, subject to the fulfillment of the fiduciary duties of the Board of Directors of the Company and the Bank, the substance of such proposal or inquiry.

     (f) The Company and the Bank shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to First Banks and use its best efforts to prevent or promptly remedy the same.

     (g) First Banks and Dierberg shall not, without the prior written consent of the Company and the Bank, knowingly engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of the Dierberg and First Banks contained in
Section 7 hereof, if such representations and warranties were given as of the date of such transaction or action.

     (h) First Banks shall promptly notify the Company, making reference to this section, of the occurrence of any matter or event known to and directly involving First Banks, which would not include any changes in conditions that affect the banking industry generally in the markets in which First Banks operates, that would materially adversely affect First Banks' performance of this Agreement in accordance with its terms.

     (i) First Banks and Dierberg shall promptly advise the Company of their respective receipt of any proposal (or inquiry concerning any possible such proposal) regarding an acquisition of all or any substantial portion of the business, assets or stock of First Banks and, subject to the fulfillment of the fiduciary duties of the Board of Directors of First Banks, the substance of such proposal or inquiry.

     (j) First Banks and Dierberg shall, in the event it or he has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date hereof) of any of its or his representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its or his best efforts to prevent or promptly remedy the same.

     9.   CLOSING CONDITIONS

     The respective obligations of Dierberg, First Banks, the Bank and the Company to consummate the transactions contemplated hereby shall be subject, in the discretion of each of the parties hereto, as the case may be, to the condition that all representations and warranties and other statements of each other party are, at and as of the respective Closing Dates, true and correct in all material respects, the condition that each other party shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and to the additional condition that, if the Registration Statement has been declared effective, no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. In addition, the following specific conditions to consummation shall be in effect:

     (a) the obligation of the Bank to issue to First Banks any Infusion Shares at the August Infusion Closing and the obligation of First Banks to purchase from Bank any Infusion Shares at the August Infusion Closing shall be conditioned (i) upon the receipt by the Bank of all necessary federal or state governmental or regulatory approvals; and (ii) upon receipt by First Banks of all necessary Approvals;

     (b) the obligation of the Bank to issue to First Banks the Additional Bank Stock at the Second Bank Closing shall be conditioned upon (i) failure of the Company's stockholders to approve the Agreement at the Special Meeting as provided by Section 3(b) hereof; (ii) receipt by the Bank of all necessary federal or state governmental or regulatory approvals; (iii) upon the receipt by First Banks of all necessary Approvals; and (iv) execution of the Proxy Agreement; and

     (c) the obligation of the Company to issue the Bridge Exchange Shares to First Banks and Dierberg (or any approved transferee) shall be conditioned upon
(i) receipt by the Company of stockholder approval at the Special Meeting or a determination of the Board of Directors of the Company that such approval is not required, in accordance with Section 3(b) hereof; (ii) receipt by First Banks and Dierberg (or any approved transferee) of all necessary Approvals; and (iii) compliance by the Company, Dierberg and First Banks with all applicable securities laws.

     10.  ADJUSTMENT IN EVENT OF REVERSE STOCK SPLIT

     Notwithstanding anything in this Agreement to the contrary, in the event that, after the date of execution of this Agreement, the Company shall effect a stock split, a reverse stock split or issue a stock dividend (other than pursuant to the Exchange Offering, a distribution from the Liquidating Trust or as a Warrant), then the number of shares of Company Common Stock issuable hereunder as Bridge Exchange Shares or Note Conversion Shares shall be automatically proportionately adjusted so as to retain the proportionate rights of Dierberg and First Banks as provided for by this Agreement.

     11.  TERMINATION

     (a) This Agreement may be terminated (i) except as otherwise provided herein, by any party hereto, if the transactions contemplated hereby are not consummated by June 30, 1996 through no fault of or delay of the party choosing to terminate; (ii) by the Company or the Bank, in the event the Company or the Bank is unable to obtain required federal or state approvals for the transactions contemplated hereby despite its or their reasonable efforts to obtain such approvals; (iii) by First Banks, in the event that First Banks, individually or together with any other person or entity, is unable to obtain required Approvals for the transactions required hereby despite its or their reasonable efforts to obtain such approvals; (iv) by any party upon written notice to the other parties if there has been a material breach of any of the representations, warranties or covenants set forth in this Agreement on the part of the breaching party, which breach by its nature cannot be cured prior to the applicable Closing Date and which breach would have a material adverse effect on the breaching party or the breaching party and its subsidiaries taken as a whole; (v) by any party upon written notice to the other parties if there has been a material breach of the covenants or agreements set forth in this Agreement on the part of the breaching party, which breach is not cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party hereto; (vi) upon mutual consent of the parties hereto; (vii) in the event a general banking moratorium is declared by federal or state banking authorities; or (viii) pursuant to Section 2(c) or 5(b) of this Agreement.

     (b) First Banks may terminate this Agreement in the event the Bank is declared insolvent or a bankruptcy petition is filed by or with respect to the Company.

     (c) The parties hereto hereby agree that any termination of this Agreement pursuant to Sections 10(a) and 10(b) (other than termination in the event of a breach of this Agreement by Company, Bank, Dierberg or First Banks or misrepresentation of any of the statements made herein by Company, Bank, Dierberg or First Banks) shall be without liability to any of the parties hereto.

     12.  FUTURE ACQUISITIONS AND DISPOSITIONS OF SHARES

     Dierberg and First Banks each respectively agrees that during the period beginning on the date hereof and continuing until the Company Closing Date or the Second Bank Closing Date (the "Pendency Period"), it will not offer, sell, contract to sell or otherwise dispose of, or bid for, purchase, contract to purchase or otherwise acquire, any shares of Company Common Stock or Bank Common or Preferred Stock except in accordance with applicable law, including the Securities Act and the rules and regulations of the Commission thereunder.

     The Company and the Bank agree not to issue during the Pendency Period any securities or rights to acquire securities except as contemplated herein, as described in the Registration Statement as currently on file with the Commission or the Registration Statement as agreed herein to be amended or subsequently filed, as required pursuant to the terms of the Company's employee and director stock option plans in accordance with past practice, or unless required pursuant to a transaction involving a change in control and which is subject to stockholder approval which transaction the Board, upon advice of counsel, is required to enter into in order to comply with the Company's and the Bank's fiduciary duties to shareholders imposed by law.

     13.  NOTICES

     All communications hereunder will be in writing and, if to the Company, will be mailed, delivered or telecopied and confirmed to it at the offices of Company at:

          First Commercial Bancorp, Inc.
          2450 Venture Oaks Way
          Sacramento, California  95833
          Attention:     Mr. Manuel Perry, Jr.
                         Chairman of the Board of Directors
          Facsimile:  (916) 646-0860

with a copy each to:

          Lillick & Charles
          Two Embarcadero Center, Suite 2600
          San Francisco, CA  94111
          Attention:  Ronald W. Bachli, Esq.
          Facsimile:  (415) 421-4799
and

          Carpenter & Company
          2600 Michaelson Dr., Suite 300
          Irvine, CA  92715
          Attention:  Mr. John Flemming
          Facsimile:  (714) 261-0880

and, if to Dierberg, will be mailed, delivered or telecopied and confirmed to Dierberg, at the offices of:

          James F. Dierberg
          135 North Meramec
          Clayton, Missouri  63105
          Attention:  James F. Dierberg
          Facsimile:  (314) 854-5454

and, if to First Banks, will be mailed, delivered or telecopied and confirmed to First Banks, at the offices of:

          First Banks, Inc.
          135 North Meramec
          Clayton, Missouri  63105
          Attention:  Allen H. Blake
          Facsimile:  (314) 854-5454

with a copy each to:

          Lewis, Rice & Fingersh
          500 N. Broadway
          St. Louis, Missouri  63102
          Attention:  Thomas C. Erb
          Facsimile:  (314) 241-6056

     14.  BINDING EFFECT

     This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. Dierberg may not assign any of his rights or obligations hereunder to any other person or entity except in compliance with the terms of the permit from the SBD dated June 29, 1995 authorizing the sale of the Bank Preferred Stock to Dierberg. First Banks may not assign any of its rights or obligations hereunder with respect to the shares of Bank Common Stock to any other person or entity except in compliance with the terms of the permit to be received from the SBD authorizing the sale of the shares of Bank Common Stock to First Banks. Except as provided in the previous sentence, First Banks may not assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the Company and the Bank, and any such assignment shall be subject to receipt of all necessary governmental or regulatory approvals and delivery of appropriate representations and warranties.

     15.  GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware in effect at the time of the execution hereof.

     16.  EXECUTION IN COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which counterparts when so executed and delivered shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

     17.  ENTIRE AGREEMENT

     This Agreement, as amended, including Exhibits, the Proxy Agreement, the Debenture, the Security Agreement, the Escrow Agreement, the Letters of Representation received and to be received pursuant hereto and the Permits received and to be received pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, and intending to be legally bound thereby, each of James F. Dierberg, First Banks, Inc., First Commercial Bank and First Commercial Bancorp, Inc. has signed or caused to be signed its name, all as of the day and year first above written.


                          FIRST COMMERCIAL BANCORP, INC.



                          By:  /s/ Manual Perry, Jr.
                              ---------------------------------
                          Name:  Manuel Perry, Jr.
                          Title: Chairman of the Board of Directors

                    FIRST COMMERCIAL BANK



                    By:  /s/ James E. Culleton
                        -----------------------------
                    Name:  James E. Culleton
                    Title: Interim President


                    DIERBERG



                      /s/ James F. Dierberg
                     --------------------------------
                     James F. Dierberg, an individual


                    FIRST BANKS, INC.



                    By:  /s/ Allen H. Blake
                        -----------------------------
                    Name: Allen H. Blake
                    Title: Senior Vice President

                                  EXHIBIT 2(a)
                                  ------------

                                PROXY AGREEMENT

     This PROXY AGREEMENT between FIRST COMMERCIAL BANCORP, INC. a Delaware corporation (the "Company"), and FIRST BANKS, INC., a Missouri corporation ("First Banks") is entered into as of the __________ day of ____________________, 1995


                                    RECITALS

     Simultaneously with the execution of this Proxy Agreement, First Banks; the Company; James F. Dierberg, an individual; and First Commercial Bank, a California-chartered bank (the "Bank") and subsidiary of the Company, are entering into an Amended and Restated Stock Purchase Agreement (the "Agreement") pursuant to which First Banks will purchase $3.5 million of newly issued common stock, no par value per share (the "Bank Common"), from the Bank and engage in certain other transactions with Mr. Dierberg, the Bank and the Company, all upon the terms and conditions set forth in the Agreement.

     First Banks has agreed to execute in favor of the Company a proxy with respect to the Proxy Shares, as defined below, of Bank Common held by First Banks, upon the terms and conditions set forth herein, such that First Banks will not exercise voting rights with respect to such Proxy Shares during this Agreement.

     NOW THEREFORE, it is agreed as follows:

     SECTION 1. GRANT OF PROXY. First Banks hereby grants to the Company a proxy, coupled with an interest, pursuant to and as contemplated by the provisions of the applicable California law, as amended, to vote, at a duly called meeting of the stockholders of the Bank or by written consent in lieu thereof, for any and all purposes, all shares of Bank Common currently owned and held by First Banks plus any additional shares which First Banks may own and hold as of the date of the meeting and which First Banks is entitled to vote (the "Proxy Shares") in any manner deemed appropriate in the sole and absolute discretion of the Board of Directors of the Company. The proxy granted hereby is coupled with an interest and shall be irrevocable.

     SECTION 2. RESTRICTION ON TRANSFER OF SHARES. Until this Proxy Agreement terminates pursuant to Section 4 below, First Banks shall not sell, transfer, assign, or otherwise dispose of the Proxy Shares or attempt to grant a proxy to vote the Proxy Shares to any other person.

     SECTION 3. FIRST BANKS'S WARRANTY OF OWNERSHIP. First Banks represents and warrants that (i) First Banks is the record and beneficial owner and holder of the Proxy Shares (except with respect to any Proxy Shares which First Banks does not own as of the date of the Proxy Agreement but may acquire following the date of this Proxy Agreement and which are included within the definition of Proxy Shares), (ii) First Banks has full right, power, and authority to enter into and perform this Proxy Agreement, and (iii) nothing in this Proxy Agreement will violate the terms of any other agreement affecting the Proxy Shares.

     SECTION 4. TERMINATION. This Proxy Agreement shall terminate upon receipt by First Banks of the Approvals, if required, and the earliest to occur of: (i) termination of the Agreement in accordance with the terms and conditions thereof; (ii) the first business day after either the vote of the shareholders of the Company in favor of approving the Agreement and the transactions contemplated thereby or a determination by the Board of Directors of the Company to proceed with such transactions without such a shareholder vote; (iii) the vote of the shareholders of the Company against approving the Agreement and the transactions contemplated thereby or (iv) December 31, 1995, unless either the stockholders of the Company shall have voted in favor of the Agreement or the Board of Directors of the Company has determined to proceed with the transactions contemplated by the Agreement without such shareholder approval and one business day has not passed from the date of such vote or determination, as the case may be.

     SECTION 5.  MISCELLANEOUS PROVISIONS.

          SECTION 5.01. NOTICE. All notices under this Proxy Agreement shall be in writing and may be given by personal delivery, telecopier, overnight express mail by a registered national air courier, or by registered mail. Notice by personal delivery shall be deemed given upon actual receipt. Notice by telecopier or overnight express mail shall be deemed given on the date of actual receipt. Notice given by registered mail shall be deemed given on the third business day following the date when the notice material is deposited in the United States Mail, return receipt requested, addressed (in any case) as follows:

     (a)  if to First Banks:

               First Banks, Inc.
               135 North Meramec Ave.
               Clayton, Missouri  63105
               Attention:  Mr. James F. Dierberg
               Facsimile:  (314) 854-5454

          with a copy to:

               Lewis, Rice & Fingersh
               500 North Broadway, Suite 2000
               St. Louis, Missouri  63102
               Attention:  Thomas C. Erb, Esq.
               Facsimile:  (314) 241-6056

and

     (b)  if to the Company:

               First Commercial Bancorp, Inc.
               2450 Venture Oaks Way
               Sacramento, California  95833
               Attention:  Manuel Perry, Jr.
               Facsimile:  (916) 646-0860
          with copies to:

               Lillick & Charles
               Two Embarcadero Center
               San Francisco, California  94111
               Attention:  Ronald W. Bachli, Esq.
               Facsimile:  (415) 421-4799


          SECTION 5.02. APPLICABLE LAW. This Proxy Agreement and the rights and obligations of First Banks and the Company under this Proxy Agreement shall be governed, construed, and interpreted in accordance with the laws of the State of California.

          SECTION 5.03. ENTIRE AGREEMENT. This Proxy Agreement and the Agreement constitute the entire agreement between First Banks and the Company with respect to the subject matter hereof. All prior oral understandings and memoranda expressing agreements regarding the subject matter hereof between the parties are merged herein and are extinguished hereby.

          SECTION 5.04. AMENDMENT. This Proxy Agreement may not be amended except by a writing executed by both First Banks and the Company.

          SECTION 5.05. ASSIGNABILITY AND BINDING EFFECT. This Proxy Agreement and the rights of the Company and First Banks hereunder may not be assigned, except the Company that may act pursuant to this Proxy Agreement, in voting the Proxy Shares or otherwise, through any officer, employee or designated agent of the Company. This Proxy Agreement shall be binding upon and inure to the benefit of First Banks and the Company and their respective heirs, devises, legatees, personal representatives, agents and assigns.

          SECTION 5.06. COUNTERPARTS; FACSIMILE. This Proxy Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart. For purposes of executing this Proxy Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Proxy Agreement or any amendment or other document executed in compliance with this section.

     IN WITNESS WHEREOF, First Banks and the Company have executed this Proxy Agreement as of the date set forth above.

                                    FIRST BANKS, INC.
                                    -----------------



                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________


                                    FIRST COMMERCIAL BANCORP, INC.
                                    ------------------------------



                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________

                                  EXHIBIT 2(c)
                                  ------------

                               AMENDMENT NO. 1 TO

                                ESCROW AGREEMENT
                                ----------------



     THIS AMENDMENT NO. 1 TO THE ESCROW AGREEMENT ("Agreement") dated July 12, 1995, by and between FIRST COMMERCIAL BANCORP, INC., a Delaware corporation ("First Commercial"), FIRST BANKS, INC., a Missouri corporation ("First Banks"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("Escrow Agent"), is entered into on August 7, 1995, with respect to the following:

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the parties to this Agreement have agreed to amend certain provisions of the Agreement in order to conform the terms of the Agreement with those of the Amended and Restated Stock Purchase Agreement (the "Stock Purchase Agreement"), entered into between the parties on August 7, 1995;

     WHEREAS, capitalized terms used in this Amendment No. 1 not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     I. Paragraph 2 of the Agreement is amended to read in its entirety as follows:

          "2. First Banks delivered the Escrow Funds to the Escrow Agent on or before July 12, 1995 by wire transfer for deposit into an escrow account with Escrow Agent (the "Escrow Account"). No Escrow Funds shall be released by the Escrow Agent to the Bank or First Commercial pursuant to the Stock Purchase Agreement until the Escrow Agent shall have received instructions for the release of said Escrow Funds in the form of a certificate signed by the President or Chief Financial Officer of First Commercial and First Banks specifying the amount of Escrow Funds to be released and citing the section of the Stock Purchase Agreement pursuant to which said Escrow Funds shall be released; provided, however, that First Banks, upon the maturity of each investment pursuant to Section 3 hereof, may request and shall receive all investment earnings on the Escrow Funds so long as the Escrow Account consists of at least $5,000,000."

     II. The following shall be inserted after the first full sentence of Paragraph 3 of the Agreement:

     "Upon execution of the Agreement, the Company and First Banks shall instruct the Escrow Agent to wire to First Banks' account at the Bank $3,500,000 of the Escrow Funds. Bank agrees, at the direction of First Banks, to invest, pending receipt of the Approvals, such funds solely in an overnight repurchase agreement at First Commercial Bank, which overnight repurchase agreement shall be invested with banks or broker-dealers, fully secured by obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof."

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Agreement on the day and year first above written.


FIRST COMMERCIAL BANCORP, INC.      with a copy to:
2450 Venture Oaks Way
Sacramento, CA 95833                Linda C. Sayler, Esq.
                                    Lillick & Charles
                                    Two Embarcadero Center,
                                    Suite 2700
By: /s/ Manual Perry, Jr.           San Francisco, CA 94111
   ---------------------------
Name:  Manuel Perry, Jr.
Title: Chairman of the Board
       of Directors



FIRST BANKS, INC.                   with a copy to:
135 North Meramec
Clayton, MO 63105                   Thomas C. Erb, Esq.
                                    Lewis, Rice & Fingersh
                                    500 N. Broadway
                                    St. Louis, MO 63102
By: /s/ Allen H. Blake
   ---------------------------
Name:  Allen H. Blake
Title: Senior Vice President


THE FIRST NATIONAL BANK OF BOSTON
as Escrow Agent



By: /s/ Carla A. Mastromatte
   ---------------------------
Name:  Carla A. Mastromatte
Title: Account Manager
150 Royale Street,
Mail Stop 45-02-15
Canton, Massachusetts 02021
Attn: Corporate Trust Division

                                  EXHIBIT 3(a)
                                  ------------

                         FIRST COMMERCIAL BANCORP, INC.
                             A DELAWARE CORPORATION

                                   DEBENTURE
                                   ---------
                         THIS IS THE SOLE DEBENTURE OF
                       AN ISSUANCE OF DEBENTURES TOTALING
                                 $5,000,000.00
                 BY FIRST COMMERCIAL BANCORP, INC. ON THIS DATE


Amount of Debenture: $5,000,000.00                    ____________________, 1995
Due:  December 31, 2000


     1. PROMISE TO PAY. FIRST COMMERCIAL BANCORP, INC., a Delaware corporation (the "Company"), for value received, promises to pay to FIRST BANKS, INC., a Missouri corporation, or its successors and assigns (the "Holder"), the sum of Five Million Dollars ($5,000,000.00), together with interest on the principal amount hereof (not compounded) as hereinafter provided. Unless otherwise provided herein, payments on this Debenture shall be in dollars of the United States of America and payments shall be made to the address of the Holder as specified in Section 13 below.

     2. INTEREST. Interest on this Debenture shall accrue at the rate of interest of twelve percent (12%) annually.

     3. PAYMENTS. The Company shall make payments on this Debenture when, in the sole and absolute discretion of the Board of Directors of the Company, the Company has sufficient funds to make such a payment of interest or principal on this Debenture and can make such a payment in accordance with law and all applicable regulatory requirements; provided, however, if and to the extent the Company has not previously paid interest or principal on this Debenture, then
(i) prior to October 31, 2000 ("Maturity"), the Holder of this Debenture shall have the right to convert unpaid interest or principal at the times and in the manner described in Section 5, and upon such conversion, that portion of interest or principal so converted shall be deemed paid in full and (ii) upon Maturity, the Debenture shall be payable and convert to Company Common pursuant to the provisions of Section 5(b). Notwithstanding anything to the contrary herein, Company shall give Holder ten (10) days prior written notice of Company's intention to make any payment to Holder on the Debenture.

     4. SECURITY. As security for the obligations of Company hereunder, Company shall execute a Stock Pledge Agreement in form and substance acceptable to Holder, granting holder a security interest in all shares of common and preferred stock held by Company in Company's subsidiary, First Commercial Bank.

     5.   CONVERSION RIGHTS.

          (a) RIGHT TO CONVERT. At the sole option and discretion of the Holder of this Debenture, unpaid principal and accrued but unpaid interest may be converted into common stock, par value $0.01 per share ("Company Common"), of the Company at the Conversion Price set forth in Subsection (c) below. A Holder desiring to convert shall follow the conversion procedure set forth in Subsection (d). On the date that the conversion is effective as provided in Subsection (d) below, all or any portion of the unpaid principal and interest which has then accrued but remains unpaid, and which Holder elects to convert, shall be converted into shares of Company Common.

          (b) AUTOMATIC CONVERSION. Notwithstanding the provisions of Section 5(a) above and absent an Event of Default, at Maturity, all unpaid principal and accrued but unpaid interest shall be automatically converted into Company Common at the Conversion Price set forth in Subsection (c) below. Once the automatic conversion has occurred, no further interest shall accrue, and the Holder shall be deemed to be paid in full.

          (c) CONVERSION PRICE. The price per share of Company Common at which the convertible portion of the interest or principal of this Debenture may be converted (the "Conversion Price") shall be equal to $0.10 per share.

          (d) CONVERSION PROCEDURE. If Holder desires to convert all or any portion of the unpaid principal or accrued but unpaid interest of this Debenture, then Holder shall deliver a written notice to the Company stating that the Holder desires to convert and specifying the amount of unpaid principal and accrued by unpaid interest that Holder wishes to convert. Promptly after receipt of such written notice, the Company shall deliver to the Holder of this Debenture any and all documents which the Company shall require in order to permit the conversion, including, without limitation, any and all documents necessary to comply with applicable securities law exemptions or to satisfy any and all requirements of applicable law and regulations, including any requirements of any regulatory bodies having jurisdiction over the Company. Promptly after receipt from Holder by the Company of such documents as the Company may require to permit conversion, the Company shall send written notice to the Holder and the Holder shall execute the written notice that the portion of this Debenture that the Holder requested be converted has in fact been converted into common stock of the Company at the Conversion Price and specifying the number of shares of Company Common to which the Holder will be entitled as a result of such conversion. The conversion shall be deemed to have taken effect as of the date of such written notice from the Holder to the Company, and, promptly thereafter, the Company shall cause to be delivered to the Holder from the Company or its transfer agent, a certificate representing such shares of Company Common, which shares shall bear a legend substantially in the form of that set forth in Section 7 of this Debenture (with such changes as are necessary to reflect that the legend condition affects the shares represented by that certificate in lieu of the language pertaining to this Debenture). With respect to an automatic conversion of the

Debenture on and as of October 31, 2000, such conversion shall occur automatically as set forth herein, except that no notice shall be required.

     6. RESERVATION. The Company shall, at all times, reserve and keep available, out of its authorized but unissued shares of Company Common, solely for the purpose of effecting the conversion of this Debenture, the full number of shares of Company Common deliverable upon the conversion of all Debentures from time to time outstanding. The Company shall from time to time in accordance with Delaware law, increase the authorized number of shares of Company Common if at any time the authorized number of such shares remaining unissued shall not be sufficient to permit the conversion of all of the Debentures at the time outstanding.

     7. COVENANTS. So long as all or any portion of the Debenture shall remain outstanding, the Company shall not, without first obtaining the approval of the Holder of the Debenture (or if all or a portion of the Debenture has been assigned or transferred to a permissible assignee or transferee under the terms of this Debenture, then the approval of the Holders of a majority of the principal amount of this Debenture), repurchase any of its common stock or pay a dividend on its common stock, or make any other distribution to its shareholders or other debenture holders, except as provided for in that certain Amended and Restated Stock Purchase Agreement, dated August 7, 1995 by and among Company, Holder, First Commercial Bank and James F. Dierberg (the "Amended Agreement"), the proposed Offering by the Company (as defined in the Amended Agreement), and except as proposed to be presented to the stockholders of the Company at the Special Meeting (as defined in the Amended Agreement).

     8. RESTRICTED NATURE OF DEBENTURES. This Debenture has been issued pursuant to the Amended Agreement. This Debenture is subject to the restrictions contained in the Amended Agreement and no interest in this Debenture may be sold or transferred by the holder hereof without compliance with the provisions of the Amended Agreement. The Holder of this Debenture understands that the Company may require, upon the conversion of this Debenture into Company Common, that the Holder make certain representations to the Company to comply with applicable securities law exemptions. The Holder understands that this Debenture and Company Common into which this Debenture is convertible are "restricted securities" under the Securities Act of 1933 and this Debenture and the Company Common into which this Debenture is convertible is and will be subject to the following legend condition:

     THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE DEBENTURE HAS BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF: (1) AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THAT ACT; (2) AN OPINION OF

     COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; OR (3) A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT THE STAFF OF THE COMMISSION WILL NOT RECOMMEND THAT ANY ACTION BE TAKEN UNDER THE ACT AGAINST THE COMPANY IF SUCH PROPOSED SALE IS CONSUMMATED WITHOUT REGISTRATION UNDER THE ACT.

The issuance of the Company Common may be delayed in order for the Company to obtain any and all necessary regulatory approvals and to comply with federal and securities laws.

     9. DEFAULT. Each of the following shall constitute an event of default ("Events of Default") under this Debenture:

          (a) Default or breach by the Company in the due observance or performance of any of the terms, covenants or agreements set forth in this Debenture if such default is not remedied by such the Company or waived by Holder within 30 days following the Company's receipt of notice thereof.

          (b) The Company (i) fails to pay, or admits in writing such Borrower's inability to pay, such Borrower's debts as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes an assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of the Company or any substantial part of the Company's property; (iv) commences any proceeding relating to the Company under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) if there is commenced against the Company any such proceeding which remains undismissed for a period of thirty (30) days, or the Company by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for such Borrower or of any substantial part of the Company's property, or suffers any such receivership or trusteeship to continue undischarged for a period of 30 days or the Company takes any partnership or corporate action to authorize any of the foregoing; or (vi) is placed in receivership by any federal or state agency with regulatory authority over the Company.

          (c) The Company files a certificate of dissolution under applicable state law or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any corporate action in furtherance thereof.

     10. RIGHTS AND REMEDIES IN THE EVENT OF DEFAULT. Upon any Event of Default, and at any time thereafter, Holder may, at its option, do any one or more of the following: (a) Declare this Debenture to be immediately due and payable in cash; (b) exercise any or all of the rights accruing to a secured party, upon default by a debtor, under the Uniform Commercial Code as in effect from time to time in the State of Missouri and any other applicable law; or (c) exercise any other rights or remedies available to holder under this Debenture, the Amended Agreement, the Stock Pledge Agreement or any other agreement entered into pursuant to the terms of the Amended Agreement or otherwise available to Holder at law or in equity.

     11. MODIFICATION. The terms of this Debenture may be amended or modified by the Company with the written consent of the Holder. If the Holder transfers or assigns all or a portion of this Debenture to a permitted assignee or transferee, then the Holders, by vote of Holders holding a majority of the principal amount of this Debenture, may authorize any amendment, modification, or waiver of compliance by the Company of the provisions or defaults under this Debenture. Any such consent or waiver by the Holder (or majority in interest of subsequent Holders) of the Debenture shall be conclusive and binding upon the Holder (and all other Holders) and upon all future holders of this Debenture.

     12. GOVERNING LAW AND ATTORNEYS' FEES. This Debenture and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules. If either party incurs legal expenses in any action arising out of this Debenture, then the prevailing party in such action shall be entitled to recover from the nonprevailing party all reasonably attorneys' fees, expert witness fees, and other costs, in addition to any other relief to which such party may be entitled. This Debenture and the agreements referred to herein, including but not limited to the Amended Agreement, constitute the entire agreement among the parties pertaining the subject matter hereof and fully supersede any and all prior agreements between the parties hereto respecting the subject matter hereof.

     13. NOTICES. Any notice required to be given to the Holder of this Debenture shall be deemed given if it is set forth in writing addressed to the Holder at the Holder's address appearing on the books of the Company. Notices to the Company shall be in writing and sent to the President, or any Executive Vice President of the Company in care of the then present principal place of business of the Company. Such notices shall be deemed effectively delivered:
(a) three business days after deposit in the United States mail, postage prepaid; (b) when actually received if delivered by personal delivery; or (c) as of two business days after delivery to Federal Express or some other third-party who will guarantee delivery by overnight courier addressed to the address of such party as provided in this section.

     14. USURY LAW PROVISION. All payments due hereunder are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Holder of this Debenture for the use, forbearance, or detention of the money exceed the highest lawful rate permissible. If, from any circumstance, whatsoever, fulfillment of any of the provisions of this Debenture, or any other agreement referred to herein, as of the time performance of such provision shall be due, shall involve a payment that exceeds the lawful amount permissible under law which a court of competent jurisdiction may deem applicable, then the obligations to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Holder of this Debenture shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of unpaid principal balance due hereunder, and not to the payment of interest, or, if such excessive interest exceeds the unpaid principal balance due hereunder, the excess shall be refunded to the undersigned.

     15. NON-TRANSFERABLE. Except with the consent of the Company (which consent shall not be unreasonably withheld) or to an entity controlled by or under common control with Holder, this Debenture is not transferable by the Holder hereof.

                                    FIRST COMMERCIAL BANCORP, INC.



                                    By:____________________________
                                          Manuel Perry, Jr.
                                          Chairman of the Board



                                    By:____________________________
                                          Dagmar Hotel
                                          Secretary

                             STOCK PLEDGE AGREEMENT

     This Stock Pledge Agreement (this "Agreement") is made and entered into as of the _______________ day of ____________________, 1995, by and between FIRST
COMMERCIAL BANCORP, INC., a Delaware corporation ("Pledgor"), and FIRST BANKS, INC., a Missouri corporation (the "Lender" or "Pledgee").

                                    RECITALS
                                    --------

     A. Pledgor owns __________ shares of the issued and outstanding capital stock of First Commercial Bank, a California-chartered bank (the "Bank"), more particularly described in Exhibit A attached hereto and made a part hereof (the "Shares").

     B. Pledgor, Pledgee, the Bank and Mr. James F. Dierberg, an individual, have executed that certain Amended and Restated Stock Purchase Agreement, dated as of August 7, 1995, (the "Amended Agreement"), and, pursuant to such Amended Agreement, Pledgor has executed a Debenture, of even date herewith (the "Debenture"), and Pledgee is holder of such Debenture.

     C. Pledgor and Pledgee desire to secure the payment and performance of all Pledgor's obligations, covenants and agreements with Pledgee, as more particularly described in the Debenture, and all Pledgor's obligations as more particularly described by the Amended Agreement, by a collateral pledge to Pledgee of the Shares. Capitalized terms used but not defined herein have the meanings given them in the Amended Agreement or the Debenture.

  In consideration of the foregoing, the agreements below and other sufficient consideration, the receipt of which is hereby acknowledged, Pledgor and Pledgee agree as follows:

1.   PLEDGE AND GRANT OF SECURITY INTEREST.

     1.1. To secure the due and punctual payment and performance of all of the obligations of Pledgor under the Debenture, Pledgor hereby grants to Pledgee a security interest under Articles 8 and 9 of the Uniform Commercial Code, as currently effective in the State of Missouri, and any other applicable law pertaining to security interests in personal property, in all of the Shares. The Shares are represented by certificates which are herewith delivered, together with a stock power attached to each such stock certificate executed in blank by Pledgor, to Pledgee.

     1.2. In addition, Pledgor hereby grants to Pledgee a security interest in the following (which shall be deemed included in the term "Shares"): (i) all dividends, cash, securities, instruments and other property from time to time paid, payable or otherwise distributed in respect of or in exchange for any or all of such Shares, (ii) any and all distributions made in respect to the Shares, whether in cash or in kind, by way of dividends or stock splits, or pursuant to a merger or consolidation or otherwise, or any substitute security issued upon conversion, reorganization or otherwise, (iii) any and all other property hereafter delivered to Pledgor or Pledgee in substitution for or in addition to any of the foregoing (including without limitation all securities issued pursuant to any shareholder agreement, stock purchase agreement, stock purchase rights or other agreement with respect to stock of companies represented by the Shares to which Pledgor may now or hereafter be a party), all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof, and (iv) any and all proceeds of any of the foregoing. If any of the foregoing shall be received by Pledgor, Pledgor shall immediately deliver the same to Pledgee or its designated nominee, accompanied, if appropriate, by proper instruments of assignment and/or stock powers executed by Pledgor in accordance with Pledgee's instructions, to be held subject to the terms of this Agreement. Notwithstanding the foregoing and provided that no default has occurred or is continuing, Pledgor shall be entitled to collect and use for its proper corporate purposes all cash dividends (except cash dividends paid or payable in respect of the total or partial liquidation of the Bank) paid on the Shares so long as the declaration and payment of such dividends does not violate the provisions of the Amended Agreement; provided, however, that until actually paid, all rights to such dividends shall remain subject to the security interest created by this Agreement. All dividends (other than cash dividends governed by the immediately preceding sentence) and all other distributions in respect of any of the Shares or any of the other collateral, whenever paid or made, shall be delivered to Lender and held by it subject to the security interest created by this Agreement.

2.   REPRESENTATIONS AND WARRANTIES.  Pledgor represents and warrants that:

     2.1. Pledgor owns the Shares, free of all liens or other encumbrances other than any assessment due with respect to the Shares pursuant to section 662 of the California Financial Code.

     2.2. There are no outstanding warrants, options, subscriptions or other contractual arrangements for the purchase of any other shares of stock or any securities convertible into shares of stock of the Bank, other than equity securities of the Bank held by Pledgee or Mr. Dierberg

     2.3. The delivery of the Shares to Pledgee pursuant to this Agreement and the filing of the financing statements (if any), which have been, or contemporaneously with the execution of this Agreement shall be, delivered to Pledgee, in the offices shown thereon, create a valid and fully perfected first priority security interest in the Shares, securing the satisfaction of the Company's obligations under the Debenture.

     2.4. Pledgor has all requisite corporate power and authority to (i) pledge, assign, grant a security interest in, transfer and deliver the Shares to Pledgee in the manner hereby done or contemplated and (ii) execute, deliver and perform all of its obligations under this Agreement;

     2.5. This Agreement has been duly authorized, executed and, delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms;

3. DILUTION OF STOCK. Except as may be required or permitted pursuant to the terms and conditions of the Amended Agreement, Pledgor agrees that it will cause the Bank not to issue any stock or other securities (including any warrants, options, subscriptions or other contractual arrangements for the purchase of stock or securities convertible into stock) in addition to or in substitution for the Shares.

4. ADDITIONAL LIENS. Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Shares or (ii) create any lien or other encumbrance or permit any lien or other encumbrance to exist upon or with respect to any of the Shares, except for the lien under this Agreement and any assessment due with respect to the Shares pursuant to section 662 of the California Financial Code.

5. RELEASE OF SHARES. Pledgee shall return the certificates representing the Shares to Pledgor, with the stock powers executed by Pledgor attached, and such Shares shall be deemed released from any lien or other encumbrance hereunder if:
(i) the full amount of the obligations of Pledgor pursuant to the terms of the Debenture have been paid to Pledgee in compliance with the terms of the Debenture and the Amended Agreement or (ii) Pledgee has converted into Pledgor's common stock, par value $0.01 per share, the full amount of the principal of and accrued but unpaid interest on the Debenture, as permitted under the terms and conditions of the Debenture and the Amended Agreement.

6. DEFAULT. As used herein, the term "default" means and includes any violation by Pledgor of any of the terms or conditions of this Agreement or an event or condition that constitutes an Event of Default under the Debenture.

7. REMEDIES. Subject to any prior regulatory approvals required under federal or state law, upon the occurrence and during the continuance of any default, Pledgee may at any time exercise the rights and pursue the remedies provided under Articles 8 and 9 of the Uniform Commercial Code as currently effective in, or as hereafter amended by, the State of Missouri, and any other applicable law pertaining to security interests in personal property, including but not limited to selling the Shares, in whole or partial lots, at any public sale or, at private sale without advertisement if in Pledgee's reasonable judgement such partial or total lot sale, or private sale, would result in a greater sale price than a public sale. The parties agree that in the event Pledgee elects to proceed with respect to the Shares, whenever applicable provisions of the Uniform Commercial Code or other applicable law require that notice be reasonable, ten (10) days' notice shall be deemed reasonable. Pledgee shall not be obligated to make any sale of the Shares regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgee may bid and become a purchaser at any such sale, if public, and upon any such sale Pledgee may collect, receive, and hold and apply, as provided herein, the proceeds thereof to the payment of the Obligations, and assign and deliver the Shares and the certificate therefor to the purchaser at any such sale. The proceeds from any such sale shall be applied first to the payment of costs, expenses and reasonable attorney's fees incurred by Pledgee in connection with the sale, secondly, to the Obligations, and any remainder shall be delivered to Pledgor.

8. RIGHT TO VOTE SHARES. Until the Debenture is fully paid, Pledgee shall have the sole right to vote the Shares with regard to any proposed amendment to the Articles of Incorporation of the Bank which would result in a change in the preferences, qualifications, limitations, restrictions, or the special or relative rights in respect of the Shares. Otherwise, Pledgor shall have, subject to the covenants contained in the Debenture and the Amended Agreement, the sole right to vote the Shares unless there is a default hereunder.

9. PRESERVATION AND PERFECTION OF LIENS. Pledgor shall promptly, upon the reasonable request of Pledgee and at Pledgor's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter, if applicable, register, file or record in an appropriate governmental office, any document or instrument supplemental to or confirmatory of this Agreement, and give such further assurances as may otherwise be necessary or desirable for the creation, preservation and/or perfection of the liens created by this Agreement.

10. CERTAIN COVENANTS. All covenants contained in the Amended Agreement and referred to herein are incorporated by reference as if fully set forth herein and shall be deemed to be set forth, in their entirety, herein.

11. CUSTODY AND PRESERVATION OF PLEDGED SECURITIES. Neither the failure of Pledgee to preserve or protect the value of the Shares nor any rights with respect to any of the Shares against other parties shall be deemed a failure to exercise reasonable care in the custody or preservation of such Shares. Pledgee shall act reasonably with respect to the Shares, however, Pledgee shall not be deemed to have failed to exercise reasonable care in the custody and preservation of any Shares if it fails to sell or convert such Shares in a falling market. Failure to sell or convert such Shares while Pledgee is diligently considering a request by Pledgor that Pledgee waive a default or forbear from collection after a default or restructure any of the Obligations, or while negotiating any such restructuring in good faith, shall not be deemed negligence or gross negligence under any circumstances. Pledgee shall have the absolute right, exercisable in its sole and absolute discretion, to sell the Shares, in whole or partial lots, and convert them to cash at any time following default.

12. WAIVERS AND MODIFICATIONS. No waiver by the Pledgee hereunder shall be effective unless it is in a writing signed by an authorized officer of the Pledgee. No such waiver shall operate as a waiver of any other matter or of a similar matter at a future time. This Agreement may not be changed except by a writing executed by Pledgor and an authorized officer of the Pledgee.

13.  WAIVERS BY THE PLEDGOR.

     13.1 The Pledgor further waives presentment and demand for payment of any of the obligations secured hereby, protest and notice of dishonor or default with respect to any of such obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided in this Agreement.

     13.2 The Pledgor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit or advance of, any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement or any other Loan Document; and the Pledgor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit and advance of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement or therein granted and delegated to the Pledgee, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be deemed to be one and the same instrument.

15. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

16. NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto shall be given in the manner required for notices under the Loan Agreement.

17. FAILURE OR DELAY. No failure on the part of Pledgee to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on Pledgor in any case entitles Pledgor to any other or further notice or demand in similar or other circumstances.

18. GOVERNING LAW. This Agreement shall be governed and construed under the laws of the State of Missouri without regard to conflict or choice of laws rules.

  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                               FIRST COMMERCIAL BANCORP, INC.



                               By:_________________________________________
                               Name:_______________________________________
                               Title:______________________________________



                               FIRST BANKS, INC.



                               By:_________________________________________
                               Name:_______________________________________
                               Title:______________________________________

                                   EXHIBIT A
                                   ---------

                                 SHARES PLEDGED
                                 --------------

     1.   ___________________________________________________________________

     2.   ___________________________________________________________________